EXHIBIT 4.2

AMENDMENT TO THE REGISTRATION RIGHTS AGREEMENT

                     This Amendment to the Registration Rights Agreement (the “Amendment”) is entered into as of August 16, 2001, by and among OptiMark Holdings, Inc., a Delaware corporation (the “Company”), and each of the entities whose names are set forth on the signature pages hereto.

                     WHEREAS, the Company and the holders (which holders are hereinafter collectively referred to as “Initial Holders”) of the Company’s Series E Cumulative Preferred Stock, par value $0.01 per share (the “Series E Shares”), whose names are set forth on the Schedule of Initial Holders attached as Annex A to this Amendment have entered into a Registration Rights Agreement, dated as of June 29, 2001 (the “Registration Rights Agreement”). Defined terms used herein but not defined herein shall have the meanings ascribed to them in the Registration Rights Agreement; and

                     WHEREAS, the Company has requested that the Initial Holders agree to amend the Registration Rights Agreement and the Initial Holders, being the Holders of more than 50 percent of the Registrable Securities outstanding as of the date hereof, have agreed to accommodate such request.

                     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

                     1.     Amendment of Schedule I.  Schedule I of the Registration Rights Agreement is hereby deleted and replaced in its entirety by the following:

Schedule I

Closing Date	Purchaser	Purchase Price	Preferred Shares Issued

June 29, 2001	Softbank Capital Partners LP	$3,024,879	201,658
	Softbank Capital LP	$2,972,910	198,194
	Softbank Capital Advisors Fund LP	$52,211	3,480

		$6,050,000	403,332
July 13, 2001	Softbank Capital Partners LP	$549,978	36,665
	Softbank Capital LP	$540,529	36,035
	Softbank Capital Advisors Fund LP	$9,493	633

		$1,100,000	73,333

August 13, 2001	Softbank Capital Partners LP	$651,759.65	43,451
	Softbank Capital LP	$640,561.96	42,704
	Softbank Capital Advisors Fund LP	$11,249.82	750
	Big Island LLC	$21,428.57	1,428

		$1,325,000	88,333

September 14, 2001	Softbank Capital Partners LP	$680,758.49	45,384
	Softbank Capital LP	$669,062.58	44,604

	Softbank Capital Advisors Fund LP	$11,750.36	784
	Big Island LLC	$21,428.57	1,428

		$1,383,000	92,200

October 11, 2001	Softbank Capital Partners LP	$614,261.15	40,951
	Softbank Capital LP	$603,707.71	40,247
	Softbank Capital Advisors Fund LP	$10,602.57	707
	Big Island LLC	$21,428.57	1,428

		$1,250,000	83,333

November 13, 2001	Softbank Capital Partners LP	$539,264.15	35,951
	Softbank Capital LP	$529,999.21	35,333
	Softbank Capital Advisors Fund LP	$9,308.07	621
	Big Island LLC	$21,428.57	1,428

		$1,100,000	73,333

December 13, 2001	Softbank Capital Partners LP	$539,264.15	35,951
	Softbank Capital LP	$529,999.21	35,333
	Softbank Capital Advisors Fund LP	$9,308.07	621
	Big Island LLC	$21,428.57	1,428

		$1,100,000	73,333

January 14, 2002	Softbank Capital Partners LP	$539,264.15	35,951
	Softbank Capital LP	$529,999.21	35,333
	Softbank Capital Advisors Fund LP	$9,308.07	621
	Big Island LLC	$21,428.57	1,428

		$1,100,000	73,333

February 13, 2002	Softbank Capital Partners LP	$285,274.31	19,018
	Softbank Capital LP	$280,373.09	18,693
	Softbank Capital Advisors Fund LP	$4,924.03	327
	Big Island LLC	$21,428.57	1,432

		$592,000	39,470

Total After All Closings		$15,000,000	1,000,000

                     2.     No Other Amendments; Registration Rights Agreement Remains in Effect.  Except as expressly amended by this Amendment, the Registration Rights Agreement shall remain in full force and effect in the form in which it existed immediately prior to the execution and delivery of this Amendment.

                     3.     Fees and Expenses.  Each party shall bear its own fees and expenses incurred in connection with the negotiation, preparation, execution and delivery of this Amendment.

                     4.     Modification and Waiver.  No amendment or modification of the terms or provisions of this Amendment shall be binding unless the same shall be in writing and duly executed by the parties hereto. No waiver of any of the provisions of this Amendment shall be deemed to or shall constitute a waiver of any other provisions hereof. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof.

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                     5.     No Implied Rights.  Nothing herein, express or implied, is intended to or shall be construed to confer upon or give to any person, firm, corporation or legal entity, other than the parties hereto and their affiliates, any interest, rights, remedies or other benefits with respect to or in connection with any agreement or provision contained herein or contemplated hereby.

                     6.     Entire Agreement.   This Amendment and the Registration Rights Agreement set forth the entire understanding of the parties with respect to the subject matter hereof and thereof. Any previous understandings between the parties regarding the subject matter hereof and thereof are merged into and superseded by this Amendment and the Registration Rights Agreement.

                     7.     Counterparts.  This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.

                     8.     Governing Law.  This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

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        IN WITNESS WHEREOF, the parties hereto have executed this Amendment to the Registration Rights Agreement as of the date set forth in the first paragraph hereof.

OPTIMARK HOLDINGS, INC.

By:	/s/ Robert J Warshaw

Name: Robert J Warshaw Title: CEO

SOFTBANK CAPITAL PARTNERS LP

By:	SOFTBANK Capital Partners LLC Its General Partner

By:	/s/ Steven J. Murray

Name: Steven J. Murray Title: Admin. Member
Address: 1188 Centre Street Newton Center, Massachusetts 02459 Attention: Ron Fisher Facsimile No.: (617) 928-9301

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SOFTBANK CAPITAL LP

By:	SOFTBANK Capital Partners LLC Its General Partner

By:	/s/ Steven J. Murray

Name: Steven J. Murray Title: Admin. Member
Address: 1188 Centre Street Newton Center, Massachusetts 02459 Attention: Ron Fisher Facsimile No.: (617) 928-9301

SOFTBANK CAPITAL ADVISORS FUND LP

By:	SOFTBANK Capital Partners LLC Its General Partner

By:	/s/ Steven J. Murray

Name: Steven J. Murray Title: Admin. Member
Address: 1188 Centre Street Newton Center, Massachusetts 02459 Attention: Ron Fisher Facsimile No.: (617) 928-9301

Acknowledged and Agreed

BIG ISLAND LLC

By:

By:	/s/ David R. Duncan

Name: David R. Duncan Title: Manager
Address: 1777 South Harrison Street Penthouse One Denver, Colorado 80210 Attention: David R. Duncan Facsimile No.: (303) 757-0252

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Annex A

Schedule of Initial Holders

Softbank Capital Partners LP
Softbank Capital LP
Softbank Capital Advisors Fund LP